NOTICE OF GUARANTEED DELIVERY

To Tender Common Shares (as defined below) of

Clough Global Dividend and Income Fund,
Clough Global Equity Fund or
Clough Global Opportunities Fund
(each, a “Fund”)

Pursuant to the
Offer by each of Clough Global Dividend and Income Fund, Clough Global Equity Fund and Clough Global Opportunities Fund to Purchase for Cash Up To 32.5% of the Clough Global Dividend and Income Fund’s, 37.5% of the Clough Global Equity Fund’s and 37.5% of the Clough Global Opportunities Fund’s outstanding Common Shares, respectively, dated October 13, 2017 (“Offer to Purchase”)

This form, or a form substantially equivalent to this form, must be used to accept the offer, upon the terms and subject to the conditions set forth in the Offer Documents (as defined below) (the “Offer”), of the common shares of beneficial interest, no par value per share (the “Common Shares”), if Clough Global Dividend and Income Fund (NYSE American: GLV), Clough Global Equity Fund (NYSE American: GLQ) and Clough Global Opportunities Fund (NYSE American: GLO), each a Delaware statutory trust, and all other documents required by the Letter of Transmittal, cannot be delivered to the Depositary such that they are received by the Depositary on or before 5:00 p.m., New York City time, on November 10, 2017, or such later date to which the Offer is extended by a Fund in its sole discretion (the “Expiration Date”). Such form may be transmitted by facsimile, delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m., New York City time on the Expiration Date. See Section 4 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC
By Facsimile Transmission: (For Eligible Institutions Only) 718-234-5001	Confirm by Telephone: 877-248-6417
By First Class Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Registered Certified or Express Mail or Overnight Courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
The Information Agent for the Offer is:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (888) 785-6668
Monday through Friday, 9am – 7pm New York City Time

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

IF YOU ARE GUARANTEEING DELIVERY OF COMMON SHARES OF MORE THAN ONE FUND, COMPLETE SEPARATE COPIES OF THE FORMS BELOW WITH RESPECT TO EACH FUND. PLEASE CONTACT OKAPI PARTNERS, LLC WITH ANY QUESTIONS.

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund named below, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the “Offer Documents”), receipt of which is hereby acknowledged, Common Shares, pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

________________________________
Name of Fund
________________________________
[   ] check here if the shares will be tendered by book-entry transfer
________________________________
Number of Common Shares tendered
________________________________
DRS Transaction Advice Numbers
(if applicable)
________________________________
Account Number

________________________________________
Signature
________________________________________
Name(s) of Tendering Institution
________________________________________
(Address)
________________________________________
(Zip Code)
________________________________________
(Area Code and Telephone Number)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including, without limitation, the Securities Transfer Agents Medallion Program (STAMP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), hereby (a) represents that the above named person(s) “own(s)” the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act (“Rule 14e-4”), (b) represents that such tender of Common Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the Common Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within two trading days of the NYSE American after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

______________________________________________________________
(Name of Fund)

______________________________________________________________
(Name of Firm)

______________________________________________________________
(Authorized Signature)

______________________________________________________________
(Name)

______________________________________________________________
(Address)

______________________________________________________________
(Zip Code)

______________________________________________________________
(Area Code and Telephone Number)

Dated:                                    , 2017

To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal to the Depositary at one of the addresses listed on the first page of this Notice of Guaranteed Delivery by the Expiration Date. Do not send your tender materials to a Fund or the Information Agent.